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                                   Exhibit 2
                                   ---------


                              Bylaws of Registrant



                                     BYLAWS

                                       OF

                         THE WALNUT STREET FUNDS, INC.



                                   ARTICLE 1.

                             SHAREHOLDERS' MEETINGS

      1.01  Place of Meetings.  All meetings of the shareholders of The
            -----------------
Walnut Street Funds, Inc. (hereinafter called the "Corporation") shall be held at such place, within or without the State of Maryland, as is stated in the notice of meeting.

      1.02  Annual Meeting.  The annual meeting of shareholders, for the
            --------------
purpose of electing directors and such other business as may come before the meeting, shall be held at such time as the directors may determine; provided, that the Corporation shall not be required to hold an annual meeting in any year in which none of the following is required to be acted on by the shareholders under the Investment Company Act of 1940, as amended (the "1940 Act"): the election of directors; approval of the investment advisory agreement; ratification of the selection of independent public accountants; and approval of a distribution agreement.

      1.03  Special Meetings.  Special meetings of the shareholders shall be
            ----------------
held whenever called by the Chairman of the Board, the President, or a majority of the Board of Directors. Except as otherwise provided by law, special meetings shall also be called by the President at the request of the holders of not less than 25% of the outstanding shares entitled to vote at such meeting, provided, however, that the holders of 10% or more of the outstanding shares entitled to vote at a special meeting of the Corporation's shareholders may request that a special meeting be held, and the President shall call any such meeting so requested, for the purposes of acting upon any proposal to remove from office any director or directors.

      1.04  Notice of Shareholders' Meeting.  Notice of each shareholders'
            -------------------------------
meeting stating the place, date, and hour of the meeting and, in the case of special meetings the purpose or purposes for which the meeting is called, shall be given to each shareholder of record not less than ten nor more than ninety days prior to the date of the meeting. Any meeting at which all shareholders entitled to vote are present either in person or by proxy or notice of which has been waived in writing by those not present shall be a legal meeting for the transaction of business notwithstanding that notice, as herein provided, has not been given.

      1.05  Quorum.  Except as otherwise expressly required by law, these
            ------
Bylaws or the Articles of Incorporation, at any meeting of the shareholders, the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum, but a lesser number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present, a majority of


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the shares represented at any meeting shall decide any question brought before such meeting unless the question is one upon which, by express provision of law or of these Bylaws or the Articles of Incorporation, a larger or different vote is required, in which case such express provision shall govern.

      1.06  Proxies.  Shareholders of record may vote at any meeting either
            -------
in person or by written proxy filed with the Secretary of the meeting before being voted.

      1.07  Voting.  Each shareholder shall be entitled to one vote for each
            ------
share which such shareholder holds, and to a fraction of a vote equal to any fractional share which such shareholder holds, provided that such shareholder is the holder of such shares on the record date determined for such meeting in accordance with Article 5.05. Shares of all series shall vote as a single class except where the separate vote of a particular series is required by the 1940 Act, the law of Maryland, the Articles of Incorporation, or Articles Supplementary.

      1.08  Unanimous Consent.  Except as otherwise provided by law or the
            -----------------
Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if the following are filed with the records of shareholders meetings: (1) a unanimous written consent that sets forth the action so taken and that is signed by each shareholder entitled to vote on the matter; and (2) a written waiver of any right to dissent signed by any shareholder entitled to notice of the meetings but not entitled to vote thereat.

                                   ARTICLE 2.

                               BOARD OF DIRECTORS

      2.01  Number.  The Corporation shall have a Board of Directors
            ------
consisting of not less than three and not more than 15 members. The initial Board of Directors shall consist of five directors. Thereafter the number of directors to constitute the whole Board, within the limits above stated, shall be that number that is fixed from time to time by the vote of a majority of the entire Board of Directors.

      2.02  Tenure and Qualifications.  Each director shall hold office until
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the next annual meeting of shareholders and until his successor is elected and qualified. No director need be a shareholder of the Corporation or a resident of the State of Maryland.

      2.03  Powers. The business and affairs of the Corporation shall be
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managed under the direction of the Board of Directors.  All powers of the
Corporation are hereby vested in, and may be exercised by or under the authority of, the Board of Directors except as conferred on or reserved to the shareholders by the laws of the State of Maryland, the Articles of Incorporation or these Bylaws.

      2.04  Executive Committee and Other Committees.  The Board of Directors
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may, by a majority vote of the whole Board, appoint from its members an
Executive Committee to consist of such number of directors (not less than
two) as the Board may from time to time determine.   The Chairman of the
Committee shall be elected by the Board of Directors. When the Board of Directors is not in session, the Executive Committee may exercise all the powers of the Board of Directors that may be delegated by the Board of Directors, consistent with these Bylaws, the laws of the State of Maryland and the 1940 Act. The Executive Committee may make rules for the holding and conduct of its meetings and keeping the records thereof, and shall report its actions to the Board of Directors.

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      The Board of Directors, by a majority vote of the full Board, shall appoint a Nominating Committee of not less than two members of the Board of Directors to select and nominate persons to serve as members of the Board of Directors, provided that during any period in which the corporation is a party to a plan or distribution agreement adopted pursuant to Rule 12b-1 under the 1940 Act, the members of the Nominating Committee shall be directors who are not interested persons (as defined under the 1940 Act) of the Corporation or the Corporation's investment adviser.

      The Board of Directors, by a majority vote of the full Board, may appoint from its members such other committees as it may from time to time desire. The number of directors comprising such committees and the powers conferred upon them shall be determined by the Board of Directors at its own discretion, consistent with these Bylaws, the laws of the State of Maryland and the 1940 Act.

      2.05   Meetings.  Regular meetings of the Board of Directors may be
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held in such places within or without the State of Maryland, and at such times as the Board may from time to time determine, and if so determined, notices thereof need not be given, provided, however, that during any period in which the Corporation is a party to a plan or distribution agreement adopted pursuant to Rule 12b-1 under the 1940 Act, the Board of Directors shall meet no less frequently than once every calendar quarter. Special meetings of the Board of Directors may be held at any time or place whenever called by the Chairman of the Board, the President, or a majority of the directors, notice thereof being given by the Secretary, the Chairman of the Board, the President, or the directors calling the meeting to each director. Special meeting of the Board of Directors may be held upon three days' notice or without formal notice provided all directors are present or those not present have waived notice thereof.

      2.06   Meeting via Telephone.  Any member or members of the Board of
             ---------------------
Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting. This paragraph shall not be applicable to meetings held for the purpose of voting in respect of approval of contracts or agreements whereby a person undertakes to serve or act as investment adviser of, or principal underwriter for, the Corporation, or as a distributor of any shares issued by the Corporation pursuant to a plan adopted by the Corporation under Rule 12b-1, as enacted by the Securities and Exchange Commission pursuant to
Section 12(b) of the 1940 Act, or any replacement or successor rule or regulation.

      2.07   Quorum.  A majority of the members of the Board of Directors
             ------
shall constitute a quorum for the transaction of business, provided however, that when the 1940 Act or any other applicable law requires a different quorum, including a number or directors who are not interested persons as defined in the 1940 Act, to transact business of a specific nature, the number or classification of directors so required shall constitute a quorum for the transaction of such business. A lesser number may adjourn a meeting from time to time and such meeting may be held without further notice. When a quorum is present at any meeting a majority of the members of the Board shall decide any question brought before such meeting except as otherwise expressly required by law, the Articles of Incorporation or these Bylaws.

      2.08   Unanimous Written Consent.  Except as otherwise required by
             -------------------------
applicable law, any action to be taken by the Board of Directors or by a committee thereof may be taken without a meeting if written consent to such action is signed by all members of the Board or committee, as the case may be,

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and such written consent is filed with the minutes of proceedings of the
Board or committee.

      2.09  Compensation.  Directors may receive compensation for services to
            ------------
the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

      2.1   Investment Policies.  It shall be the duty of the Board of
            -------------------
Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation are at all times consistent with the investment policies and restrictions of the Corporation, as recited in the current Prospectus of the Corporation filed from time to time with the Securities and Exchange Commission and as required by the 1940 Act, as amended. The Board, however, may delegate the day-to-day management of the assets to one or more investment advisers, pursuant to a written contract or contracts that have obtained requisite approvals, including the requisite approvals of renewals thereof, of the Board of Directors or the shareholders of the Corporation in accordance with the provisions of the 1940 Act, as amended.

                                   ARTICLE 3.

                                    OFFICERS

      3.01  Selection.  The officers of the Corporation shall be a President,
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one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer. All officers shall be elected by the Board of Directors and shall serve at the pleasure of the Board. The Board of Directors may elect a Chairman of the Board and such other officers, assistant officers, or agents that the Board deems advisable and prescribe their duties. The same person may hold more than one office except that the President and the Secretary shall be different people and a Vice-President may not serve concurrently as President.

      3.02  Eligibility.  The Chairman of the Board, if any, and the
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President shall be directors of the Corporation.  Other officers need not be directors.  No officer need be a shareholder.

      3.03  Chairman of the Board of Directors.  The Chairman of the Board,
            ----------------------------------
if any, shall preside at all meetings of the Board of Directors at which he is present. He shall have such other authority and duties as the Board of Directors shall from time to time determine.

      3.04  The President.  The President shall be the chief executive
            -------------
officer of the Corporation. Subject to the control of the Board of Directors, he shall have general and active management of the business, affairs, and property of the Corporation, and shall see that all orders and resolutions of the Board of Directors are put into effect. He shall preside at meetings of stockholders and of the Board of Directors unless a Chairman of the Board has been elected and is present. He shall be, ex officio, a
                                                            ----------
member of all standing committees of the Board of Directors.

      3.05  The Vice Presidents.  In the absence of the President or in the
            -------------------
event of his inability to act, the Vice-President shall perform the duties and exercise the powers of the President. If there be more than one Vice-President their authority to act in the absence of the President shall be determined by the order of their election, unless the Board of Directors has specified otherwise. The Vice Presidents, if one or more have been appointed, shall respectively have such other powers and perform such other duties as may be assigned to them by the Board of Directors or the President.

      3.06  The Secretary.  The Secretary shall keep accurate minutes of all
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meetings of the shareholders and directors; shall give proper notice of all meetings; shall have custody of all books, records, and papers of the Corporation, except such as shall be in the charge of the Treasurer; shall perform all duties commonly incident to his office and as provided by law; and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate. In his absence an Assistant Secretary pro tempore shall perform his duties. The offices of Secretary and
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Treasurer may be held by one and the same person.

      3.07  The Treasurer.  The Treasurer shall, subject to the order of the
            -------------
Board of Directors and Article 7.07 of these Bylaws, and in accordance with any arrangements for performance of services by a custodian, transfer agent, or disbursing agent approved by the Board, have the care and custody of the money, funds, securities, valuable papers and documents of the Corporation, and shall have and exercise under the supervision of the Board of Directors all powers and duties commonly incident to his office and as provided by law. He shall keep or cause to be kept accurate books of account of the Corporation's transactions which shall be subject at all times to the inspection and control of the Board of Directors. He shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or such firm or firms doing a banking business as the Board of Directors shall designate. In his absence, an Assistant Treasurer, if any, shall perform his duties.

      3.08  Salaries.  The salaries of all officers shall be fixed from time
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to time by the Board of Directors.

                                   ARTICLE 4.

                                   VACANCIES

      4.01  Removals.  The shareholders may, by vote of the holders of a
            --------
majority of the outstanding shares entitled to vote, remove from office any director and, unless the number of directors constituting the whole Board is accordingly decreased, elect a successor. To the extent consistent with the 1940 Act, the Board of Directors may, by vote of not less than a majority of the directors then in office, remove from office any director, officer, or agent.

      4.02  Vacancies.  A majority of the remaining directors, whether or not
            ---------
sufficient to constitute a quorum, may fill a vacancy on the Board of Directors that results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy that results from an increase in the number of directors. A director elected by the Board to fill a vacancy shall hold office until the next annual meeting of shareholders or a special meeting held for the purpose of electing directors and until his successor is elected and qualifies. Notwithstanding the foregoing, vacancies on the Board of Directors may be so filled only if, after the filling of the same, at least two-thirds (b) of the directors then holding office would be directors elected to such office by the shareholders at a meeting or meetings called for such purpose. In the event that at any time less than a majority of the directors were so elected by the shareholders, a special meeting of the shareholders shall be called forthwith and held as promptly as possible and in any event within sixty days for the purpose of electing the necessary new members to the Board of Directors, unless the Securities and Exchange Commission extends such period.

                                   ARTICLE 5.

                            CERTIFICATES FOR SHARES


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      5.01  Certificates.  If authorized by the Corporation's Board of
            ------------
Directors, shareholders may receive certificates representing shares of the Corporation of the class or series of shares owned by such shareholder, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The signatures of the aforementioned officers upon such certificates may be facsimiles. In case any officer whose signature or a facsimile thereof has been used on any such certificates shall cease to be an officer of the Corporation, such certificates may be issued and delivered as though the person who signed such certificates or whose facsimile signature had been used thereon had not ceased to be such officer of the Corporation. All certificates for shares of a series shall be consecutively numbered or otherwise identified.

      5.02  Replacement of Certificates.  The Board of Directors may direct a
            ---------------------------
new certificate to be issued in place of any certificate heretofore issued by the Corporation and alleged to have been lost or destroyed. When authorizing such issue of new certificate the Board of Directors may, as a condition precedent to issuance, require the owner of such lost or destroyed certificate either to advertise the loss in such a manner as it shall require, or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, or to advertise and give a bond.

      5.03  Shareholder Open Accounts.  The Corporation may maintain or cause
            -------------------------
to be maintained for each shareholder an open account in which shall be recorded such shareholder's ownership of shares and all changes therein. Certificates need not be issued for shares so recorded in a shareholder open account although certificates may be made available upon request by shareholder.

      5.04  Transfers.  Transfers of shares for which certificates have been
            ---------
issued will be made only upon surrender to the Corporation or its transfer agent of a certificate for shares of the same class duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, whereupon the Corporation will issue a new certificate, and record the transfer on its books. Transfers of stock evidenced by open account authorized by Article 5.03 will be made upon delivery to the Corporation or its transfer agent of instructions for transfer or evidence of assignment or succession of the shares of a particular class, in each case executed in such manner and with such supporting evidence as the Corporation or transfer agent may reasonable require.

      5.05  Record Dates.  The Board of Directors may fix in advance a date,
            ------------
not exceeding ninety days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or for any other lawful purpose, as a record date for the determination of the shareholders entitled to notice of and, subject to Article 1.07, to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date fixed shall be entitled to such notice to vote at such meeting, or to receive payment of such dividend, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after a record date fixed as aforesaid, except as the right to vote may be limited in Article 1.07.

      5.06  Registered Ownership.  The Corporation shall be entitled to
            --------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have

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express or other notice thereof, except as otherwise provided by the laws of
Maryland.

      5.07  Ledger of Shares.  The Secretary shall maintain a ledger of the
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names and addresses of all holders of outstanding shares, and the number of shares of each class held by each shareholder, at any place within or without the State of Maryland.

                                   ARTICLE 6.

                                    NOTICES

      6.01  Manner of Giving.  Whenever, under any provisions of law or of
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the Articles of Incorporation or of these Bylaws, notice is required to be given to any director, committee member, officer, or shareholder, it shall not be construed to mean personal notice; but such notice may be given, in the case of shareholders, in writing, by depositing the same in the United States mail in a postpaid sealed wrapper addressed to such shareholder at such address as appears on the books of the corporation and, in the case of directors, committee members, and officers, by telephone, or by mail or by telegram to the last business address known to the Secretary of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telegraphed or telephoned.

      6.02  Waiver.  Whenever any notice is required to be given under any
            ------
provision of law or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at any meeting for which notice is required shall be deemed waiver of the requirement for such notice.

                                   ARTICLE 7.

                               GENERAL PROVISIONS

      7.01  Disbursement of Funds.  All checks, drafts, orders or
            ---------------------
instructions for the payment of money and all notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      7.02  Voting Shares of Other Corporations.  Unless otherwise ordered by
            -----------------------------------
the Board of Directors, the President or any Vice-President or the Treasurer or any Assistant Treasurer shall have full power and authority to attend and act and vote at any meeting of shareholders of any other corporation in which the Corporation may own shares, and at any such meeting may exercise any and all the rights and powers incident to the ownership of such shares. The President or any Vice-President, or the Treasurer or any Assistant Treasurer of the Corporation may execute proxies to vote shares of other corporations standing in the name of this Corporation.

      7.03  Execution of Instruments.  Except as otherwise provided in these
            ------------------------
Bylaws, all deeds, mortgages, bonds, contracts, stock powers, reports, and other instruments may be executed on behalf of the Corporation by the President, or any Vice-President, or by any other officer or agent authorized to act with respect to such matters, whether by law, the Articles of Incorporation, these Bylaws, or any general or special authorization of the Board of Directors. If the corporate seal is required, it shall be affixed by the Secretary or an Assistant Secretary.

      7.04  Seal. The seal of the Corporation shall be in such form as the
            ----
Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or

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otherwise.  In the event it is inconvenient to use such seal at any time, the signature of the person authorized to sign on behalf of the Corporation following the word "Seal" shall be deemed the seal of the Corporation.

      7.05  Fiscal Year.  Except as otherwise from time to time provided by
            -----------
the Board of Directors, the fiscal year of the Corporation shall begin January 1 and end December 31.

      7.06  Expenses.  Each series of shares of the Corporation shall be
            --------
charged with all the expenses, costs, charges, reserves or other liabilities directly attributable to that series and with that proportion of the other expenses of the Corporation, including general administrative expenses and fees of the investment adviser, accountants and attorneys, which the total net assets of each series of shares bears to the total net assets of all classes of shares. The foregoing charges, when determined in the manner prescribed by the Board of Directors, shall be conclusive and binding for all purposes.

      7.07  Custodians.  All funds, securities and other investments of the
            ----------
Corporation shall be deposited in the safekeeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with the 1940 Act and the general rules and regulations thereunder.

                                   ARTICLE 8.

                       PURCHASES AND REDEMPTION OF SHARES

      8.01  Purchase by Agreement.  The Corporation may purchase its own
            ---------------------
shares by agreement with the owner at a price equal to the net asset value next computed following the time when the purchase or contract to purchase is made.

      8.02  Redemption.  The Corporation shall redeem such shares of a series
            ----------
as are offered by any shareholder for redemption, without charge, upon the presentation of a written request therefor, duly executed by the record owner, to the office or agency designated by the Corporation. If the shareholder has received certificates for shares of a series, the request must be accompanied by such certificates, duly endorsed for transfer, in acceptable form; and the Corporation will pay therefor the net asset value of the shares next determined following the time at which the request, in acceptable form, is so presented. Payment for said shares shall ordinarily be made by the Corporation to the shareholder within seven days after the date on which such shares are presented.

      8.03  Suspension of Redemption.  The obligation set out in Article 8.02
            ------------------------
may be suspended for any period during which the New York Stock Exchange shall be closed (other than for customary week-end and holiday closing) or during which trading on said Exchange is restricted or an emergency exists, as determined by or under the authority of the Securities and Exchange Commission or any successor or governmental authority, as a result of which the disposal by the Corporation of securities owned by it is not reasonably practicable, or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets.

                                   ARTICLE 9.

                       SALES LOAD AND ELIGIBLE PURCHASERS

      9.01  No Sales Load.  The Corporation shall sell and distribute its
            -------------
shares at net asset value without any sales load.  The Corporation may,

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however, act as a distributor (or engage others to act as distributors) of its securities and in connection therewith, make payments in connection with such distribution pursuant to a written plan that complies with the requirements of the 1940 Act and regulations promulgated from time to time by the Securities and Exchange Commission thereunder.

      9.02  Restrictions on Purchase Orders.  The Corporation reserves the
            -------------------------------
right to reject purchase orders under circumstances where they would be considered disadvantageous to the Corporation.

                                  ARTICLE 10.

                               FRACTIONAL SHARES

      10.01 The Board of Directors may authorize the issue from time to time of shares of the Corporation in fractional denominations, provided that the transactions in which and the terms upon which shares in fractional denominations may be issued may from time to time be determined and limited by or under authority of the Board of Directors.

                                  ARTICLE 11.

                                INDEMNIFICATION

      11.01 Indemnification Rights.  Every person who is or was a director,
            ----------------------
officer, or employee of the Corporation or of any other corporation which he served at the request of this Corporation and of which this Corporation owns or owned shares of capital stock or of which it is or was a creditor shall have a right to be indemnified by this Corporation to the full extent permitted by applicable law, against all judgments, fines, penalties, settlements (collectively referred to as "liabilities") and reasonable expenses including attorney's fees incurred by him in connection with or resulting from any threatened, pending, or completed claim, action, suit, or proceeding, whether criminal, civil, administrative, or investigative, in which he may become involved as a party or otherwise by reason of his being or having been a director, officer or employee, except as provided in Articles 11.02 and 11.03 of these Bylaws, or if prohibited by the Maryland General Corporation Law in effect at the time.

      11.02 Disabling Conduct.  No such director, officer or employee shall
            -----------------
be indemnified for any liabilities or expenses arising by reason of "disabling conduct," whether or not there is an adjudication of liability. "Disabling conduct" means willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of office.

      Whether any such liability arose out of disabling conduct shall be determined: (a) by a final decision on the merits (including, but not limited to, a dismissal for insufficient evidence) by a court or other body, that the person to be indemnified was not liable by reason of disabling conduct; or
(b) in the absence of such a decision, by a reasonable determination, based upon a review of the facts. Such a determination shall be reached: (i) by the vote of a majority of a quorum of directors who are neither "interested persons" of the Corporation (as such term is defined in the 1940 Act) nor parties to the action, suit, or proceeding in question ("disinterested, non-party directors"), or (ii) by any other reasonable and fair means not inconsistent with any of the above.

      The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent,
                                          ---------------
shall not, of itself, create a presumption that any liability or expense arose by reason of disabling conduct.

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      11.03 Other Disqualifying Conduct.  No such person shall be indemnified
            ---------------------------
under this Article 11 for any liabilities or expenses incurred by reason of service in that capacity (although such person shall be indemnified for reasonable expenses if such person is successful on the merits or otherwise in the defense of any proceeding described in Article 11.01, provided that such person did not engage in "disabling conduct" as determined pursuant to
Article 11.02), if it is established that: (a) the act or omission of such person was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or (b) such person actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful (such conduct as described in (a), (b), and (c) being hereinafter referred to as "disqualifying conduct"); provided that a court of appropriate jurisdiction may, upon application of the person seeking indemnification, order indemnification in accordance with the terms of the Maryland General Corporation Law, whether or not it is established that such person has engaged in disqualifying conduct under this Article 11.03.

      Whether a director has engaged in disqualifying conduct shall be determined in the manner specified in the Maryland General Corporation Law, as it may be amended from time to time.

      11.04 Expenses Prior to Determination.  Any reasonable expense
            -------------------------------
(including attorney's fees) may be paid by the Corporation in advance of the final disposition of the claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, (a) upon receipt of a written undertaking by or on behalf of the indemnitee to repay the advance if it shall be ultimately determined that disabling conduct (as defined in Article 11.02), or disqualifying conduct (as defined in Article 11.03), has occurred; and (b) receipt of a written affirmation by the indemnitee of the indemnitee's good faith belief that he has not engaged in disqualifying conduct; and (c) provided that (i) the indemnitee shall provide security for that undertaking, or (ii) the Corporation shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of disinterested, non-party directors, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification.

      A determination pursuant to subparagraph (c) (iii) of this Article
11.04 shall not prevent the recovery from any indemnitee of any amount advanced to such person as indemnification if such person is subsequently determined not to be entitled to indemnification; nor shall a determination pursuant to said subparagraph prevent the payment of indemnification if such person is subsequently found to be entitled to indemnification. Any determination pursuant to this Article 11.04 shall be made in conformity with the requirements of the Maryland General Corporation Law, as then in effect.

      11.05 Provision Not Exclusive.  The indemnification provided by this
            -----------------------
Article 11 shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any law, agreement, vote of shareholders, or otherwise.

      11.06 Notice to Shareholders.  Any indemnification of, or advances to,
            ----------------------
a director, officer, or employee in accordance with this Article 11, if arising out of a proceeding by or in the right of the Corporation, shall be reported in writing to the shareholders with the notice of the next shareholders' meeting or prior to such notice.

      11.07 General.  No indemnification provided by this Article shall be
            -------
inconsistent with the 1940 Act, the Securities Act of 1933, or the Maryland

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
General Corporation Law.

      11.08 Duration.  Any indemnification provided by this Article shall
            --------
continue as to a person who has ceased to be a director, officer, or employee, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                  ARTICLE 12.

                          AMENDMENTS AND CONSTRUCTION

      12.01 Amendments.  Except as otherwise provided by law, the Board of
            ----------
Directors shall have the power, by a majority vote of the entire Board of Directors at any meeting thereof, to make, alter or repeal the Bylaws of the Corporation.

      12.02 Construction.  Whenever a word in the masculine gender is used in
            ------------
these Bylaws it shall be understood to be in or include the feminine gender when appropriate under the circumstances. Similarly the use of the singular or plural shall be understood to encompass the other number when appropriate under the circumstances. These Bylaws are to be construed to be consistent with applicable law, and if such construction is not possible then the invalidity of a Bylaw or portion thereof shall not affect the validity of the remaining Bylaws of the Corporation or any portion thereof, which shall remain in full force and effect.




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